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                                                                   EXHIBIT 10.17

                                OPTION AGREEMENT

                                   UNDER THE

                      RODMAN & RENSHAW CAPITAL GROUP, INC.
                             1994 STOCK OPTION PLAN

                             INCENTIVE STOCK OPTION


     Rodman & Renshaw Capital Group, Inc. (the "Company") and
__________________ (the "Grantee") hereby agree as follows:

                                  ARTICLE 1

                                DEFINED TERMS

     Every term defined or given a special meaning in the Rodman & Renshaw Capital Group, Inc. 1994 Stock Option Plan, a copy of which is Exhibit A hereto and made a part hereof as set forth in Article 4 below (the "Plan"), has the same meaning as provided in the Plan whenever it is capitalized in this Agreement.

                                  ARTICLE 2

                                 OPTION TERMS

        2.1. Grant. The Company hereby acknowledges that it has granted the Grantee an incentive stock option ("Option") under the Plan entitling the Grantee to purchase shares of Stock from the Company on the terms and subject to the conditions specified in this Agreement and the Plan.

        2.2   Grant Date.  The Grant Date of this Option is _______________.

        2.3 Number of Shares. Unless and until an adjustment shall be made pursuant to Section 22 of the Plan, the maximum number of shares of Stock which may be purchased with this Option is _____________.

        2.4 Option Price. Unless and until an adjustment shall be made pursuant to Section 22 of the Plan, the price at which shares of Stock may be purchased from the Company upon any exercise of this Option is $____ per share. After any adjustment shall be made under Section 22 of the Plan, the price at which shares of Stock may be purchased under this Option at any given time shall be the price established as a result of all adjustments made to this Option pursuant to Section 22 of the Plan, at or before the given time.

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        2.5     Vesting Schedule.  Except as may otherwise be expressly
authorized by the provisions of the Plan or this Agreement, this Option shall vest as follows: ___________________________________________________________.

        2.6 Incentive Stock Option. It is expressly intended that this Option shall constitute an "incentive stock option" under Section 422 of the Code.

                                  ARTICLE 3

                                   EXERCISE


        3.1 Time of Exercise. To the extent vested, this Option may be exercised in one or more installments at such time as the person entitled to exercise this Option may desire with respect to all shares of Stock then available under this Option, provided that in no event may this Option be exercised after its termination date (as determined in accordance with Section
3.5 of this Agreement) or in a manner or to an extent contrary to this Agreement or the Plan. Notwithstanding the foregoing,

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the aggregate Fair Market Value of Stock (determined on the Grant Date) with respect to all incentive stock options granted to the Grantee under the Plan or any other employee stock option plan of the Company or any parent or Subsidiary of the Company exercisable for the first time by the Grantee during any calendar year shall not exceed $100,000.

        3.2 Manner of Exercise. In connection with any exercise of this Option, the person exercising this Option shall give the Secretary of the Company a written notice (the "exercise notice") which: (i) shall identify this Option; (ii) shall specify the number of shares of Stock with respect to which this Option is then being exercised and shall state that the person signing such notice agrees to purchase the shares so specified at the price and on the terms established in this Agreement and the Plan; (iii) shall identify the form of payment of the Option price; (iv) shall indicate whether the Grantee has elected Share Withholding as provided in Section 3.3 below; and (v) shall be signed by the person entitled to exercise this Option. This Option shall be deemed to have been exercised on the date (the "exercise date") of the actual receipt of (i) payment of the Option price and (ii) the exercise notice relating to such exercise completed as required by this Section 3.2 (or completed in such other form or manner as shall be approved by the Secretary) at the main office of the Company in Chicago, Illinois.

        3.3  Elective Share Withholding.

     (a) Subject to subsection (b) below, the Grantee may elect the withholding ("Share Withholding") by the Company of a portion of the shares of Stock otherwise deliverable to such Grantee upon the exercise of this Option (a "Taxable Event") having a Fair Market Value equal to:

             (i) the minimum amount necessary to satisfy required federal, state, or local withholding tax liability attributable to the Taxable Event; or

             (ii) with the Committee's prior approval, a greater amount, not to exceed the estimated total amount of the Grantee's tax liability with respect to the Taxable Event.

     (b) Each Share Withholding election shall be subject to the following restrictions:


             (i) the Grantee's election shall be subject to the Committee's right to revoke such election at any time before the Grantee's election;

             (ii) if the Grantee is a Section 16 Grantee, such Grantee's election shall be subject to the disapproval of the Committee at any time;

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                (iii) the Grantee's election must be made before the date (the
                "Tax Date") on which the amount of tax to be withheld is determined;

                (iv)  the Grantee's election shall be irrevocable;

                (v) a Section 16 Grantee may not elect Share Withholding within six months after the Grant Date of this Option (except if the Grantee dies or incurs a Disability before the end of the six-month period); and

                (vi) except to the extent such condition may be waived by the General Counsel of the Company, a Section 16 Grantee must elect Share Withholding either six months before the Tax Date or during the ten business day period beginning on the third business day after the release of the Company's quarterly or annual summary statement of sales and earnings.

        3.4 Section 83(b) Election. The Committee may at any later date prohibit the Grantee from making the election permitted under Section 83(b) of the Code (i.e., an election to include in the Grantee's gross income in the year of exercise the amounts specified in Section 83(b) of the Code). If the Committee has not prohibited the Grantee from making such election, and the Grantee shall, in connection with the exercise of this Option, make such election, the Grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.

        3.5 Termination. This Option may not be exercised after its termination date, i.e., this Option does not convey any right to purchase any shares which the Grantee shall not have agreed to purchase in an exercise notice delivered on or prior to the termination date in accordance with the requirements of Section 3.2 of this Agreement. The "termination date" for this Option shall occur on the earlier of the following dates: (i) the tenth anniversary of the Grant Date, or fifth anniversary if the Grantee is a 10% Owner (which date shall be deemed to be the "expiration date" of this Option), or (ii) any date established under any of the provisions of this Agreement or the Plan as the date after which this Option may not be exercised.

        3.6 Disqualifying Dispositions. The Grantee shall notify the Company of any disposition of the Stock issued pursuant to the exercise of this Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) within 10 days of such disposition.

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                                  ARTICLE 4

                                THE PLAN TERMS

        4.1 Plan Terms Control. This Option has been granted under the Plan as in effect as of the Grant Date. The terms of the Plan as in effect as of the Grant Date are attached as Exhibit A to this Agreement, are incorporated into this Agreement by reference and shall control the rights and obligations of the Company and the Grantee under this Agreement. To the extent that the Plan and this Agreement are inconsistent, the Plan shall control. Without limiting by implication the generality of the preceding provisions, the Company and the Grantee expressly agree that:

                (a) the amount and nature of shares of Stock subject to this Option and the Option price available under this Option may be adjusted to the extent and in the manner provided in Section 22 of the Plan; and

                (b)  the rights of the Grantee under this
                     Agreement may not be assigned or otherwise pass to any other person until and unless the Grantee should die.

        4.2. Effect of Subsequent Changes in the Plan. No change in the Plan which shall be made after the Grant Date shall affect the rights of the Grantee under this Agreement unless the Grantee shall have agreed in writing to such change. No change in the Plan after the Grant Date shall inure to the benefit of the Grantee except to the extent expressly permitted by the Committee. The term "Plan" as applied under this Agreement as of any time means the Rodman & Renshaw Capital Group, Inc. 1994 Stock Option Plan as amended and in effect on the Grant Date and as amended after the Grant Date to the extent effect is to be given to such amendment under the provisions of this
Section 4.2.



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                                  ARTICLE 5

                               GENERAL PROVISIONS

      5.1 Compliance with Law. The Grantee understands that (a) the Company has no obligation to register or to continue the registration of the shares of Stock subject to this Option and (b) the applicable securities laws may restrict the right of the Grantee to exercise this Option or to dispose of any Stock which the Grantee may acquire upon any such exercise and may govern the manner in which such Stock must be sold. Any other provision in this Agreement or the Plan notwithstanding:

              (i) If the Company deems necessary to comply with the Securities Act of 1933, the Company may require a written investment intent representation by the Grantee and may require that a restrictive legend be affixed to certificates for shares of Stock.

              (ii) If, based upon the opinion of counsel for the Company, the Company determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, this Option would violate any applicable provision of (A) federal or state securities laws or (B) the listing requirements of any national securities exchange on which are listed any of the Company's equity securities, then the Company may postpone any such exercise, nonforfeitability or delivery, as the case may be, but the Company shall use its best efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

              (iii)  The Plan and this Agreement are subject
                     to all laws and regulations of any governmental authority which may be applicable thereto; and notwithstanding any provision of the Plan or this Agreement, the Grantee shall not be entitled to exercise this Option or receive the benefits thereof and the Company shall not be obligated to deliver any Stock or pay any benefits to the Grantee if such exercise, delivery, receipt or payment of benefits would constitute a violation by the Grantee or the Company of any provision of any such law or regulation.

The Company shall not be obligated to issue any shares of Stock by reason of any exercise of this Option until and unless the Company shall have received full payment for those shares of Stock. No one shall have rights as a stockholder with respect to any Stock issuable under this Option until and unless such Stock is issued and delivered by the Company to the Grantee.

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        5.2     No Right to Employment.  No obligation of the Company or any of its Subsidiaries as to the length of any Grantee's employment shall be implied by the terms of the Plan or this Agreement.

        5.3 Binding Agreement. Each party acknowledges that it is intended that the other party may rely on the rights granted by this Agreement and that this Agreement is supported by adequate consideration and is binding on each party in accordance with its terms. This Agreement shall also be binding upon and inure to the benefit of any successor to the Company.

        5.4 Complete Agreement. This Agreement and the Plan contain the complete agreement between the parties relating in any way to this Option or the rights or obligations of the parties evidenced by this Agreement and supersede any prior or contemporaneous understandings, agreements or representations by or between the parties, written or oral, which may have related to such subject matter in any way.

        5.5 No Oral Commitments. No party hereto shall have any right to rely upon or enforce any representation, warranty or agreement made by any other person either before of after the date hereof unless such representation, warranty or agreement shall be set forth in a writing which shall have been signed by the person to be held responsible for such representation, warranty or agreement.

        5.6 Amendments and Waivers. The provisions of this Agreement may be amended and a person may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if such amendment, act or omission has been approved in writing by the parties to this Agreement. No course of dealing or any delay in exercising any rights hereunder shall operate as a waiver of any rights of any person under this Agreement. A waiver upon any one occasion shall not be construed as a bar or waiver of any right or remedy on any future occasion.

        5.7 Counterparts. Two or more duplicate originals of the written instrument containing this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same agreement.

        5.8 Headings. The headings used in this Agreement are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit, characterize, or in any way affect any provision of this Agreement.

        5.9 Severability. If any provision of this Agreement or the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Agreement or the Plan, and the Agreement and the Plan shall each be construed and enforced as if the illegal or invalid provisions had never been set forth herein.

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     5.10     Tax Treatment.  To receive the tax treatment usually applicable to incentive stock options, the Grantee will be required to meet certain qualifications and will be subject to certain restrictions. The Company does not provide tax advice to Grantees and tax rules are not only complex, but constantly changing. Thus, it is recommended that the Grantee consult with his or her tax adviser to determine which qualifications and restrictions may be applicable to the Grantee.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date.

                           RODMAN & RENSHAW CAPITAL GROUP, INC.

                           By:
                              -----------------------------------



                           GRANTEE:

Agreement No.
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